Exhibit 99.1

MCEWEN MINING REPORTS RECORD PRODUCTION IN 2015,

Q4 PRODUCTION RESULTS AND 2016 OUTLOOK

TORONTO, Jan. 13, 2016 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce record annual production in 2015, solid fourth quarter production results, and the outlook for 2016.

Highlights

•                  22% increase in production year-over-year to 154,529 gold equivalent ounces(1) in 2015.

•                  New pro-business government elected in Argentina, positive policy changes already enacted.

•                  4.2 grams per tonne (gpt) average crushed gold grade at El Gallo Mine in Q4 2015 vs. 2.3 gpt in Q3 2015.

•                  Production guidance of 141,000 gold equivalent ounces in 2016.

•                  No debt(2), $5.2 million line of credit repaid in full.

•                  $32 million(2) in cash, cash equivalents and precious metals.

•                  2nd semi-annual return of capital of $0.005 per common share will be paid on February 12th, 2016 to shareholders of record at the close of business on February 3rd, 2016.

El Gallo Mine, Mexico — A Record Year

Production in 2015 was 64% higher year-over-year at 63,366 gold equivalent ounces, compared to 38,556 gold equivalent ounces in 2014. Our revised guidance for the year was slightly exceeded. Higher production was the result of higher-grade ore being mined and placed on the leach pad, better metallurgical recovery, reduced downtime, and continued strong operational performance from our team in Mexico.

In Q4, the mine produced 11,092 gold equivalent ounces, compared to 14,236 gold equivalent ounces during same period in 2014. Production in Q4 was deliberately slowed as part of the optimized mine plan, and will accelerate significantly next quarter as a result of higher average ore grade (4.2 gpt Au) crushed in Q4. Full year guidance for El Gallo in 2016 is 52,000 gold equivalent ounces.

San José Mine, Argentina (49%(3)) — Lower Taxes and Costs in 2016

Our attributable production from San José in 2015 was 47,353 gold ounces and 3,285,751 silver ounces, for a total of 91,163 gold equivalent ounces. Compared to 2014, gold and silver production was up 3% and 4% respectively. In Q4, attributable production was 14,424 gold ounces and 976,879 silver ounces, for a total of 27,449 gold equivalent ounces.

The newly elected government in Argentina has taken several steps that improve operating conditions for mining companies by eliminating the 5% export taxes on gold in doré, and by officially revaluing the Argentine Peso lower. These measures are welcome steps in the right direction that should enable San José to generate distributable cash in 2016. Full year production guidance for San José in 2016 is 45,000 gold ounces and 3.3 million silver ounces, for a total of 89,000 gold equivalent ounces.

Return of Capital & Eligible Dividend

Our second semi-annual return of capital of $0.005 per share will be paid on February 12th, 2016 to shareholders of record at the close of business on February 3rd, 2016. It will be paid to common shareholders of McEwen Mining Inc. from additional paid-in capital. For shareholders in the US & Canada, return of capital is generally not taxed, however we advise you to obtain advice from a tax professional familiar with your specific situation.

Holders of the exchangeable shares of our publicly traded Canadian subsidiary McEwen Mining - Minera Andes Acquisition Corp. (TSX:MAQ) will receive an eligible dividend of $0.005 per share with the same record and payment dates. The eligible dividend will not qualify for the same beneficial tax treatment discussed above and we recommend that holders of MAQ shares examine the potential benefits of exchanging them for common shares.

The Board of Directors has approved both the return of capital and eligible dividend.

Financial Results

Operating costs for the year and quarter ended Dec 31st, 2015 will be released with the Annual Financial Statements on March 14th, 2015.

Footnotes:

(1)         ‘Gold Equivalent Ounces’ are calculated based on a 75:1 gold to silver ratio.

(2)         Figures updated as of January 12, 2016.

(3)         The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 299 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, risk of delisting from a public exchange, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining